EXHIBIT 10.17

Commercial Holding AG Credit Line Agreement – June 30, 2010 Amendment

Effective June 30, 2010, Commercial Holding, AG agrees that interest on the outstanding principal balance of $850,000, as well as any future advances shall accrue at the rate of 10% per annum.

Interest shall be paid quarterly with the first payment being due and payable on October 1, 2010.

The payoff date for the $850,000 balance as well as all accrued interest shall be December 31, 2012.

Agreed to this 30th day of June 2010 by and between:

Tom Grissom

Commercial Holding, AG	By: Printed Name

Jeffrey L. Schultz, CEO

Secured Financial Network, Inc.	By: Printed Name